Exhibit 3.1

RESTATED CERTIFICATE OF FORMATION
OF
EL PASO ELECTRIC COMPANY
(A Texas For-Profit Corporation)

This Restated Certificate of Formation is submitted for filing pursuant to the applicable provisions of the Texas Business Organizations Code (the “Code”).

1.	Name. The name of the Corporation is “El Paso Electric Company”, a for-profit corporation (the “Corporation”).

2.
Date of Formation and File Number.  The Corporation was formed by filing its articles of incorporation with the Texas Secretary of State (the “Secretary of State”) on August 30, 1901 (the “Certificate of Formation”), and its file number assigned by the Secretary of State is 1073400.

3.	Amendments.

ARTICLE ONE is amended as follows:

The name of the corporation is El Paso Electric Company (hereinafter called the “Corporation”). The Corporation is a for-profit corporation.

ARTICLE TWO is amended as follows:

The address of the Corporation’s registered office is located at 1999 Bryan Street, Suite 900 Dallas, Texas 75201. The name of its registered agent at such address is an organization by the name of CT Corporation System. The registered agent designated herein has consented to the appointment.

ARTICLE THREE is amended as follows:

The number of directors constituting the board of directors of the Corporation shall be provided in the bylaws of the Corporation. The names and addresses of the persons who are now serving as directors of the Corporation are:

Name	Address
Kathy Alexander	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Frank Cassidy	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Ed Escudero	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
L. Frederick Francis	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Andrew Gilbert	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Mike Jesanis	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Peter Kind	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Kathleen Lawler	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Raymond Palacios	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Adrian Rodriguez	Stanton Tower, 100 North Stanton Street El Paso, TX 79901

ARTICLE FOUR is amended as follows:

The total number of shares the Corporation is authorized to issue is One Thousand (1,000). The par value of each of the authorized shares is $0.01 per share.

ARTICLE FIVE is amended as follows:

The purpose for which the Corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

ARTICLE SIX is amended as follows:

The directors shall have the power to adopt, amend or repeal bylaws, except as may be otherwise be provided in the bylaws.

ARTICLE SEVEN is amended as follows:

The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Formation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Texas, and all rights conferred upon stockholders and directors are granted subject to such reservation.

The Certificate of Formation is hereby amended by adding ARTICLE EIGHT, which reads as follows:

Any action required by the Texas Business Organizations Code to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if one or more written consents setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

The Certificate of Formation is hereby amended by adding ARTICLE NINE, which reads as follows:

This document becomes effective when the document is filed by the Secretary of State.

The attached restated certificate of formation accurately states the entire text of the Certificate of Formation as amended to date, as further amended by the above amendments, and does not contain any other change to the Certificate of Formation except for information permitted by the Code to be omitted.

4.	Approval. Each amendment has been approved in the manner required by the Code and the governing documents of the Corporation. Each new amendment has been made in accordance with the Code.

5.	Effectiveness of Filing. This Restated Certificate of Formation becomes effective when it is filed by the Secretary of State.

[Remainder of page intentionally left blank]

The undersigned affirms that the person designated as registered agent in the Restated Certificate of Formation has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: July 29, 2020
EL PASO ELECTRIC COMPANY

	by:	/s/ Adrian J. Rodriguez
Name:	Adrian J. Rodriguez
Title:	Interim Chief Executive Officer, General Counsel and Assistant Secretary

[Signature Page to Restated Certificate of Formation]

EXHIBIT A

Restated Certificate of Formation of El Paso Electric Company

[see attached]

RESTATED CERTIFICATE OF FORMATION
OF
EL PASO ELECTRIC COMPANY

Adopted on July 29, 2020

This Restated Certificate of Formation is submitted for filing for the purpose of amending and restating the certificate of formation for a for-profit corporation pursuant to the applicable provisions of the Texas Business Organizations Code (the “Code”).

ARTICLE ONE

The name of the corporation is El Paso Electric Company (hereinafter called the “Corporation”). The Corporation is a for-profit corporation.

ARTICLE TWO

The address of the Corporation’s registered office is located at 1999 Bryan Street, Suite 900 Dallas, Texas 75201. The name of its registered agent at such address is an organization by the name of CT Corporation System. The registered agent designated herein has consented to the appointment.

ARTICLE THREE

The number of directors constituting the board of directors of the Corporation shall be provided in the bylaws of the Corporation. The names and addresses of the persons who are now serving as directors of the Corporation are:

Name	Address
Kathy Alexander	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Frank Cassidy	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Ed Escudero	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
L. Frederick Francis	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Andrew Gilbert	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Mike Jesanis	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Peter Kind	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Kathleen Lawler	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Raymond Palacios	Stanton Tower, 100 North Stanton Street El Paso, TX 79901
Adrian Rodriguez	Stanton Tower, 100 North Stanton Street El Paso, TX 79901

ARTICLE FOUR

The total number of shares the Corporation is authorized to issue is One Thousand (1,000). The par value of each of the authorized shares is $0.01 per share.

1

ARTICLE FIVE

The purpose for which the Corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

ARTICLE SIX

The directors shall have the power to adopt, amend or repeal bylaws, except as may be otherwise be provided in the bylaws.

ARTICLE SEVEN

The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Formation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Texas, and all rights conferred upon stockholders and directors are granted subject to such reservation.

ARTICLE EIGHT

Any action required by the Texas Business Organizations Code to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if one or more written consents setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE NINE

This document becomes effective when the document is filed by the Secretary of State.

2